Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

August 22, 2025

Board of Directors

Scienture Holdings, Inc.

20 Austin Blvd.

Commack, NY 11725

RE: Registration Statement on Form S-3

Board of Directors:

We have acted as counsel to Scienture Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing with the U.S. Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) relating to the offering and resale from time to time of up to 1,395,231 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), by the selling stockholders named in the Registration Statement. The Shares were issued pursuant to the terms and conditions as set forth in (i) a Common Stock Purchase Agreement, by and between each selling stockholder and the Company (collectively, the “Securities Purchase Agreements”) entered into in connection therewith and (ii) a Consulting Agreement dated July 25, 2024 by and between the Company and Surendra K. Ajjarapu, as amended (the “Consulting Agreement”).

In rendering the opinions set forth below, we have examined and relied upon the Registration Statement and related prospectus, and originals or copies, certified or otherwise, of the Company’s organizational documents, certain resolutions of the Company’s board of directors authorizing the issuance of the shares of Common Stock, the Common Stock Purchase Agreements, the Consulting Agreement, and such other documents, records, certificates, memoranda and other instruments, and such others matters of fact and questions of law, as we have considered necessary or appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that all information contained in all documents reviewed by us is true, correct and complete. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon, subject to, and limited by the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized by the Company and are validly issued, fully paid, and non-assessable.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the shares of Common Stock to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The forgoing opinion is limited to the Delaware General Corporation Law, as currently in effect. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC